SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana		47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2012, Wabash National Corporation (the “Company,” “Wabash” or “we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with a group of underwriters for whom Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC act as active joint book-running managers. Pursuant to the Underwriting Agreement, we agreed to sell $150,000,000 aggregate principal amount of the Company’s 3.375% Senior Convertible Notes due 2018 (the “Notes”) in a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-173150) (the “Registration Statement”), and the base prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated April 17, 2012, as filed April 18, 2012 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (collectively, the “Prospectus”). We expect that the net proceeds from the offering of the Notes will be approximately $144,825,000, after deducting the underwriting discount and estimated expenses, and that the net proceeds will be used to fund a portion of the purchase price for the previously announced pending acquisition of Walker Group Holdings LLC.

On April 23, 2012, we entered into an Indenture with Wells Fargo Bank, National Association, as trustee (the “Indenture”), and a First Supplemental Indenture dated April 23, 2012 (the “Supplemental Indenture”) pursuant to which we issued the Notes. The terms of the Indenture, the Supplemental Indenture and the Notes are described in the section of the Prospectus entitled “Description of Debt Securities”, as supplemented by the section entitled “Description of Notes”, both of which are incorporated in this Current Report by reference.

On April 17, 2012, we entered into an amendment (the “Amendment”) to our existing Credit Agreement, dated June 28, 2011, by and among Wabash and certain of our subsidiaries, Wells Fargo Capital Finance, LLC, as joint lead arranger, joint bookrunner and administrative agent, and RBS Citizens Business Capital, a division of RBS Citizens, N.A., as joint lead arranger, joint bookrunner and syndication agent and other lenders and agents named therein. The Amendment was executed to permit the issuance of the Notes, and the conversion, possible redemption and other arrangements in connection with the Notes.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated in this Current Report by reference. A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated in this Current Report by reference. A copy of the Supplemental Indenture, including the form of the Notes as Exhibit A thereto, is filed herewith as Exhibit 4.2 and is incorporated in this Current Report by reference. A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated in this Current Report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Under the Underwriting Agreement described above, the Company has agreed to sell up to $150,000,000 aggregate principal amount of the Notes. The Notes are convertible into up to approximately 17,301,045 shares of our common stock, subject to adjustments as described in the Prospectus. The terms on which the Notes are convertible into our common stock are described in the section of the prospectus entitled “Description of Notes—Conversion Rights”, which description is incorporated into this Current Report by reference. To the extent that any common stock is issued upon conversion of the Notes, it will be issued in transactions anticipated to be exempt from registration under the Securities Act of 1933 by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and issuance of the stock.

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Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Nos.	Exhibits
1.1	Underwriting Agreement, dated April 17, 2012 among Wabash National Corporation and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters participating in the offering.

4.1	Indenture, dated April 23, 2012 between Wabash National Corporation and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture, dated April 23, 2012 between Wabash National Corporation and Wells Fargo Bank, National Association, as trustee.

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes.

10.1	Second Amendment to Credit Agreement, dated April 17, 2012, by and among Wabash National Corporation and certain of its subsidiaries identified on the signature page thereto, Wells Fargo Capital Finance, LLC, as arranger and administrative agent, and other lenders and agents named therein.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: April 23, 2012	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Nos.	Exhibits
1.1	Underwriting Agreement, dated April 17, 2012 among Wabash National Corporation and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters participating in the offering.

4.1	Indenture, dated April 23, 2012 between Wabash National Corporation and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture, dated April 23, 2012 between Wabash National Corporation and Wells Fargo Bank, National Association, as trustee.

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes.

10.1	Second Amendment to Credit Agreement, dated April 17, 2012, by and among Wabash National Corporation and certain of its subsidiaries identified on the signature page thereto, Wells Fargo Capital Finance, LLC, as arranger and administrative agent, and other lenders and agents named therein.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).